Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

ING Investors Trust:

We consent to the use of our reports dated February 27, 2006 and February 28, 2006, incorporated herein by reference, on the financial statements of ING Legg Mason Partners All Cap Portfolio (formerly ING Salomon Brothers All Cap Portfolio) and ING Janus Contrarian Portfolio, respectively, each a series of ING Investors Trust, and to the references to our firm under the caption “Financial Highlights” in the proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts
January 16, 2007